     As filed with the Securities and Exchange Commission on July 8, 1998

                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ------------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                              ------------------

                        TRUE NORTH COMMUNICATIONS INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                 7311                              36-1088161
(State or other jurisdiction of         (Primary Standard Industrial               (I.R.S. Employer
incorporation or organization)           Classification Code Number)            Identification Number)


                             101 East Erie Street
                         Chicago, Illinois 60611-2897
                                (312) 425-6500

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                 Bruce Mason                                        with a copy to:
           Chief Executive Officer                               Theodore J. Theophilos
        True North Communications Inc.                   Executive Vice President of Corporate
             101 East Erie Street                           Development and Business Affairs
         Chicago, Illinois 60611-2897                        True North Communications Inc.
                (312) 425-6500                                    101 East Erie Street
                                                              Chicago, Illinois 60611-2897
                                                                     (312) 425-6500



        (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                             ----------------------

       Approximate date of commencement of proposed sale to the public:
     From time to time after the Registration Statement becomes effective.
                             ______________________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_] _________________________

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                         Amount            Proposed Maximum      Proposed Maximum
  Title of Each Class of                 to Be              Offering Price           Aggregate              Amount of
Securities to Be Registered            Registered            Per Share(1)        Offering Price(1)       Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.33-1/3 par          4,000,000 shares           $29.03125        $116,125,000                  $34,257
value(2)(3)
========================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices per share of the registrant's Common Stock on the New York Stock Exchange as reported in the consolidated reporting system on June 30, 1998.

(2) Includes 4,000,000 associated preferred stock purchase rights ("Rights") to purchase 1/2,000 of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share. Rights initially are attached to and trade with the Common Stock of the registrant. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

(3) Pursuant to Rule 416 under the Securities Act of 1933, there is also registered hereby an indeterminate number of securities that may be issued with respect to such shares of Common Stock as a result of stock splits, stock dividends or similar transactions.


                             ----------------------

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                      PRELIMINARY, SUBJECT TO COMPLETION
                              DATED JULY 8, 1998

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PROSPECTUS                      4,000,000 SHARES
                        TRUE NORTH COMMUNICATIONS INC.

                                 COMMON STOCK

     We may use this Prospectus to offer and sell shares of Common Stock, $.33-1/3 par value (the "Common Stock"), of True North Communications Inc., a Delaware corporation (the "Company"), in connection with acquisitions by the Company or its subsidiaries. Such shares may be issued in exchange for the shares of capital stock, partnership interests or other assets representing an interest, direct or indirect, in other companies or other entities, in exchange for assets used in or related to the business of such entities or otherwise pursuant to agreements related to such acquisitions, including collateral agreements, such as employment agreements, consulting agreements and non-competition agreements. The terms of such acquisitions and of the issuance of the Company's shares under acquisition agreements will generally be determined by direct negotiations with the owners or controlling persons of the business or assets to be acquired or, in the case of entities which are more widely held, through exchange offers to equity holders or documents soliciting the approval of mergers, consolidations or sales of assets. Underwriting discounts or commissions will generally not be paid by the Company. However, under some circumstances, the Company may issue securities covered by this Prospectus to pay brokers' commissions or similar fees incurred in connection with acquisitions.

     Pursuant to the Rights Agreement dated as of November 16, 1988 between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agreement"), each share of Common Stock is issued together with one Right entitling the holder thereof, upon the occurrence of certain events, to purchase from the Company, at a price of $42.50, subject to adjustment, one two-thousandth of a share of True North's Series A Junior Participating Preferred Stock.

     This Prospectus, as amended or supplemented if appropriate, may also be used by the persons who receive shares issued hereunder by the Company in connection with acquisitions, and who wish to offer and sell such shares, on terms then obtainable, in transactions in which they may be deemed affiliates or underwriters within the meaning of the Securities Act of 1933. Any profits realized on such sales by such persons under certain circumstances may be regarded as underwriting compensation under the Securities Act of 1933.

     The Common Stock is listed on the New York Stock Exchange under the symbol "TNO."

     See "Risk Factors" beginning on page 4 for certain factors that should be considered by you before you invest in these securities.

                             ----------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

                             ----------------------

               The date of this Prospectus is ____________, 1998.

                               TABLE OF CONTENTS


                                                                            Page

     Summary...............................................................    3

     Risk Factors..........................................................    4

     The Company...........................................................    5

     Use of Proceeds/Plan of Distribution..................................    5

     Legal Matters.........................................................    6

     Experts...............................................................    6

     Where You Can Find More Information...................................    6


Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary
Statement

     This Prospectus and the documents incorporated by reference herein contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates and projections. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. These statements contain potential risks and uncertainties and, therefore, actual results may differ materially. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

     Important factors that may affect these projections or expectations include, but are not limited to: general economic and business conditions, changes in demand for the Company's services, changes in competition, the ability of the Company to integrate acquisitions or complete future acquisitions, interest rate fluctuations, dependence upon and availability of qualified personnel, and changes in governmental regulation. See also "Risk Factors." Readers should evaluate any statements in light of these important factors.

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that is important to you. You should carefully read this entire document and the documents incorporated by reference in this document. See "Where You Can Find More Information."


                                  The Company

The Company offers full-service advertising through two separate, independent global agency networks: Foote, Cone & Belding Worldwide and Bozell Worldwide. The Company also operates two other independent full-service advertising agencies, Temerlin McClain and Tierney & Partners. In addition, the Company owns certain marketing services and specialty advertising companies through the True North Diversified Services Companies, and certain interactive marketing companies through TN Technologies Inc.


                          The Securities We May Offer

We may offer up to 4,000,000 shares of Common Stock of the Company.


                                  Risk Factors

An investment in the Common Stock involves certain risks. See "Risk Factors" immediately following this summary.


                              Purpose of Offering

The Common Stock is being offered in connection with acquisitions by the Company or its subsidiaries.


                            Acquisitions We May Make

The Company intends to concentrate its acquisitions in advertising and related businesses. However, the Company may consider acquisitions which are either complementary to its present operations or which it considers advantageous even though the acquired business may be dissimilar to its present activities.


                             Market for Securities

The Common Stock is listed on the New York Stock Exchange under the symbol
"TNO."


                              Resale of Securities

This Prospectus, as amended or supplemented, may also be used by persons who receive Common Stock in connection with acquisitions and who wish to offer and sell such shares.


                                Manner of Resale

Resales by persons who receive Common Stock and who wish to offer and sell such shares hereunder may be made directly to investors or through a securities firm acting as an underwriter, broker or dealer. When resales are to be made through a securities firm, such securities firm may be engaged to act as the selling person's agent in the sale of shares, or such securities firm may purchase shares from the selling person as principal and thereafter resell such shares from time to time. The fees earned by or paid to such securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. In addition, such securities firm may effect resales through other securities dealers, and customary commissions or concessions to such other dealers may be allowed. Sales of shares may be at negotiated prices, at fixed prices, at market prices or at prices related to market prices then prevailing. Any such sales may be made on the New York Stock Exchange or other exchange on which such shares are traded, in the over-the-counter market, by block trade, in special or other offerings, directly to investors or through a securities firm acting as agent or principal, or a combination of such methods.


                             Prospectus Supplement

A Prospectus Supplement, if required, will be filed under Rule 424(b) under the Securities Act of 1933, disclosing the names of the persons who receive Common Stock and who wish to offer and sell such shares hereunder, the participating securities firm, if any, the number of shares involved, and other details of such resale, if appropriate.


                      Where You Can Find More Information

This Prospectus "incorporates by reference" certain information about the Company from the Company's filings with the SEC. See "Where You Can Find More Information" about how to obtain copies of such filings.


                             Address and Telephone

The address of the Company is 101 East Erie Street, Chicago, Illinois 60611-2897; and its telephone number is (312) 425-6500.

                                 RISK FACTORS

          An investment in the Common Stock offered hereby involves certain risks. Accordingly, you should consider carefully the following factors, together with the other information contained or incorporated by reference in this Prospectus, before purchasing the Common Stock offered hereby. This Prospectus includes or incorporates certain forward-looking statements that involve risk and uncertainty. Actual results and the timing of certain events could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and other factors discussed elsewhere in this Prospectus. See "Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement." Capitalized terms used but not defined in this section are used as defined elsewhere in this Prospectus.

Risks Associated with Possible Acquisitions

          The Company expects that a portion of its future growth may come from acquisitions. The acquisition of additional businesses will depend on the Company's ability to identify suitable acquisition candidates, to negotiate acceptable terms for their acquisition and to finance any such acquisitions. The Company will also be subject to competition for suitable acquisition candidates. Any acquisitions, if made, could divert the resources and management time of the Company and would require integration with the Company's agency networks or services. As a result, there can be no assurance that any such acquisitions will occur or that any such acquisitions, if made, would be made in a timely manner or on terms favorable to the Company or would be successfully integrated into the Company's operations.

Dependence on Key Personnel

          The Company's businesses are managed by a relatively small number of senior management and operating personnel and the Company is highly dependent upon the management skills of its key employees. The loss of the services of any key employee could adversely affect the Company's financial condition and results of operations. There can be no assurance that the Company will be successful in retaining its key employees or that it can attract or retain additional skilled personnel.

Anti-Takeover Provisions

          The Company's Restated Certificate of Incorporation and Bylaws and the Company's Rights Agreement contain provisions that could discourage or make more difficult a change of control of the Company. For instance, the Company's Bylaws provide that nominations for the election of directors and the presentation of other business at an annual meeting of stockholders may be made only by the Company's board of directors (or in the case of nominations for the election of directors by a committee appointed by such board) or by any stockholder entitled to vote at the applicable meeting pursuant to notice timely delivered to the Company. The Company's Rights Agreement contains provisions that could discourage or make more difficult a change of control of the Company.

Future Sales and Price of Common Stock

          No prediction can be made as to the effect, if any, that future sales of Common Stock, or the availability of shares for a future sale, will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that such sales may occur, could adversely affect prevailing market prices for the Common Stock. Sales of large volumes of Common Stock may have the effect of depressing the market price for the Common Stock.

Year 2000 Risk

          The Company has implemented a Year 2000 program to ensure that its computer systems and applications will function properly beyond 1999. The Company believes that it has allocated adequate resources for this purpose and expects its Year 2000 date conversion program to be successfully completed on a timely basis. There can, however, be no assurance that this will be the case. The Company does not expect to incur significant expenditures to address this issue. The ability of third parties with whom the Company transacts business to adequately address their Year 2000 issues is outside of the

Company's control. There can be no assurance that the failure of the Company or such third parties adequately to address their respective Year 2000 issues will not have a material adverse effect on the Company's business, financial condition, cash flows and results of operations.


                                  THE COMPANY

          In December 1994, the Company succeeded Foote, Cone & Belding Communications, Inc. as the holding company for Foote, Cone & Belding, Inc. ("FCB"), a global advertising agency. In December 1997, through the merger of a subsidiary of the Company with Bozell, Jacobs, Kenyon & Eckhardt, Inc., the Company almost doubled its size by adding Bozell Worldwide, Temerlin McClain and certain specialized communications businesses to its network.

          The Company offers full-service advertising through two separate agency networks, Foote, Cone & Belding Worldwide and Bozell Worldwide. Foote, Cone & Belding Worldwide and Bozell Worldwide, by themselves and through their respective subsidiaries and affiliates, independently operate separate advertising agency networks worldwide. Their primary business is to create marketing communications for their clients' goods and services across the spectrum of advertising and promotion media. Each of the agency networks has its own clients and competes with the other in certain markets. The Company also operates two other independent full-service advertising agencies, Temerlin McClain, Inc. and Tierney & Partners. In addition, the Company owns certain marketing services and specialty advertising companies through the True North Diversified Services Companies, and certain interactive marketing companies through TN Technologies Inc.

          The Company's corporate headquarters are located at 101 East Erie Street, Chicago, Illinois 60611-2897, and its telephone number is (312) 425-6500. Except where the context otherwise indicates, the term "Company" includes True North Communications Inc., a Delaware corporation, and its subsidiaries.


                     USE OF PROCEEDS/PLAN OF DISTRIBUTION

          The securities of the Company which may be offered from time to time by this Prospectus include up to 4,000,000 shares of Common Stock. The Company proposes to issue such shares in connection with acquisitions by the Company or its subsidiaries. The consideration for any acquisition, including consideration issued under any collateral arrangements such as employment agreements, consulting agreements or non-competition agreements, may consist of cash, notes or other evidences of debt, assumptions of liabilities, equity securities, or a combination thereof, as determined from time to time by negotiations between the Company and the owners or controlling persons of businesses or assets to be acquired. The Company intends to concentrate its acquisitions in advertising and related businesses. However, the Company may consider acquisitions which are either complementary to its present operations or which it considers advantageous even though the acquired business may be dissimilar to its present activities. In general, the terms of acquisitions will be determined by direct negotiations between the representatives of the Company and the owners or controlling persons of the businesses or assets to be acquired or, in the case of entities more widely held, through exchange offers to stockholders or documents soliciting approval of mergers, consolidations or sales of assets. Underwriting discounts or commissions will generally not be paid by the Company. However, under some circumstances, the Company may issue shares of Common Stock covered by this Prospectus to pay brokers' commissions or similar fees incurred in connection with acquisitions.

          This Prospectus, as appropriately amended or supplemented, has also been prepared for use by persons who receive shares issued hereunder by the Company in connection with acquisitions, and who wish to offer and sell such shares, on terms then obtainable, in transactions in which they may be deemed affiliates or underwriters within the meaning of the Securities Act of 1933 (such persons being referred to under this caption as "Selling Shareholders"). Resales may be made pursuant to this Prospectus, as amended or supplemented, pursuant to Rule 145(d) under the Securities Act of 1933, or pursuant to an exemption from such Act. Any profits realized on resales by Selling Shareholders under certain circumstances may be regarded as underwriting compensation under the Securities Act of 1933.

          Resales by Selling Shareholders may be made directly to investors or through a securities firm acting as an underwriter, broker or dealer. When resales are to be made through a securities firm, such securities firm may be engaged to act as the Selling Shareholder's agent in the sale of shares by such Selling Shareholder, or such securities firm may purchase shares from the Selling Shareholder as principal and thereafter resell such shares from time to time. The fees earned by or paid to such securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. In addition, such securities firm may effect resales through other securities dealers, and customary commissions or concessions to such other dealers may be allowed. Sales of shares may be at negotiated prices, at fixed prices, at market prices or at prices related to market prices then prevailing. Any such sales may be made on the New York Stock Exchange or other exchange on which such shares are traded, in the over-the-counter market, by block trade, in special or other offerings, directly to investors or through a securities firm acting as agent or principal, or a combination of such methods. Any participating securities firm may be indemnified against certain civil liabilities, including liabilities under the Securities Act of 1933. Any participating securities firm may be deemed to be an underwriter within the meaning of the Securities Act of 1933, and any commissions earned by such firm may be deemed to be underwriting discounts or commissions under such Act.

          A Prospectus Supplement, if required, will be filed under Rule 424(b) under the Securities Act of 1933, disclosing the name of the Selling Shareholder, the participating securities firm, if any, the number of shares involved, and other details of such resale, if appropriate.


                                 LEGAL MATTERS

          Certain legal matters relating to the securities offered hereby will be passed upon for the Company by Suzanne E. Sutkowski, Vice President and Assistant General Counsel of the Company.


                                    EXPERTS

          The consolidated financial statements of the Company and its subsidiaries included (or incorporated by reference) in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of Arthur Andersen LLP as experts in giving said reports.

          The consolidated statements of operations, cash flows and stockholders' equity of Bozell, Jacobs, Kenyon & Eckhardt, Inc. and its subsidiaries for each of the two years in the period ended March 31, 1997 were audited by KPMG Peat Marwick LLP, independent certified public accountants, and are included in the consolidated financial statements of True North Communications Inc. for each of the two years in the period ended December 31, 1996. The reports of KPMG Peat Marwick LLP on the statements of operations, cash flows and stockholders' equity of Bozell, Jacobs, Kenyon & Eckhardt, Inc. and subsidiaries for each of the two years in the period ended March 31, 1997 are incorporated by reference in reliance upon the authority of KPMG Peat Marwick LLP as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION

          The Company files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may inspect and copy such reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Such materials also may be accessed electronically by means of the SEC's web site at http://www.sec.gov.

          The Company has filed a Registration Statement relating to the offering described in this Prospectus. As allowed by SEC rules, this Prospectus does not contain all of the information which you can find in the Registration Statement. You are referred to the Registration Statement and the Exhibits thereto for further information. This document is qualified in its entirely by such other information.

          The SEC allows the Company to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus. This Prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about the Company's business and finances.

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     3. The description of the Company's capital stock contained in the Company's Registration Statement on Form S-4 filed on November 26, 1997, Registration No. 333-41189, and any amendment or report filed for the purposes of updating such description;

     4. The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed on November 18, 1988, and any amendment or report filed for the purpose of updating such description; and

     5. All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1997.

     This Prospectus also incorporates by reference additional documents that may be filed by the Company with the SEC between the date of this Prospectus and the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. Any statement contained in this Prospectus or in a document incorporated by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other document which is also incorporated by reference modifies or supersedes such statement.

     You may obtain copies of such documents which are incorporated by reference in this Prospectus (other than exhibits thereto which are not specifically incorporated by reference herein), without charge, upon written or oral request to the Secretary of the Company at 101 East Erie Street, Chicago, Illinois 60611-2897, (312) 425-6500. In order to ensure delivery of documents, any request therefor should be made not later than five business days prior to making an investment decision.

     You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this Prospectus. You should not assume that the information contained in the Prospectus is accurate as of any date other that the date of the Prospectus, and neither the mailing of the Prospectus to stockholders nor the issuance of any securities hereunder shall create any implication to the contrary. This Prospectus does not offer to buy or sell securities in any jurisdiction where it is unlawful to do so.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

          Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws also provide that the Company will indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law.

          The Company's Certificate of Incorporation, as amended, provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company or its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, or for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

          Furthermore, the Company has secured insurance covering the Company and its directors and officers and those of its principal subsidiaries against certain liabilities.


Item 21. Exhibits and Financial Statement Schedules

     (a)  Exhibits

Exhibit No.         Description of Document

     4.1 Registrant's Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to Registrant's Form 10-K for the year ended December 31, 1994)

     4.2 Certificate of Ownership and Merger changing Registrant's name to True North Communications Inc. (incorporated by reference to Exhibit (3)(i) to Registrant's Current Report on Form 8-K filed December 9, 1994).

     4.3 Certificate of Correction to Correct a Certain Error in the Restated Certificate of Incorporation, filed in Delaware on December 3, 1996 (incorporated by reference to Exhibit 10.2 to Registrant's Current Report on Form 8-K dated June 10, 1997).

     4.4 Registrant's Bylaws, as restated March 4, 1998 (incorporated by reference to Exhibit 4.4 to Registrant's Post-Effective Amendment No. 1 on Form S-8 dated March 17, 1998 to Registrant's Registration Statement on Form S-4, filed November 26, 1997 (File No. 333-41189)).

     4.5 Certificate of Increase of Shares Designated as Series A Junior Participating Preferred Stock, filed in Delaware on December 3, 1997 (incorporated by reference to Exhibit 4.5 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

     4.6 Certificate of Amendment of Restated Certificate of Incorporation, filed in Delaware on December 30, 1997 (incorporated by reference to Exhibit 4.6 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).



  4.7 Rights Agreement dated as of November 16, 1988 between Registrant and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 1 to Registrant's Registration Statement on
            Form 8-A under the Securities Exchange Act of 1934 filed on November
            18, 1988).

  5.1       Opinion of Suzanne E. Sutkowski, Vice President, Assistant General
            Counsel of Registrant.

 23.1       Consent of Arthur Andersen LLP, independent public accountants.

 23.2 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

 23.3       Consent of Suzanne E. Sutkowski, Vice President, Assistant General
            Counsel of Registrant (included in Exhibit 5.1).

 24.1       Power of Attorney.

     (b)  Schedules

     All schedules are omitted because they are not applicable or not required or because the required information is shown in the financial statements or notes thereto.


Item 22. Undertakings

     (a) The undersigned registrant hereby undertakes:

     (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (1) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (2) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (ii) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrant hereby undertakes as follows: prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (e) The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with the offering of securities subject to Rule 415, except to the extent permitted to be filed as a prospectus supplement, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

     (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective, except where the transaction in which the securities being offered pursuant to this registration statement would itself qualify for an exemption from Section 5 of the Securities Act, absent the existence of other similar (prior or subsequent) transactions.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 7th day of July, 1998.


                              TRUE NORTH COMMUNICATIONS INC.


                              By:  /s/ Bruce Mason
                                   -------------------------------------------
                                   Bruce Mason, Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the 7th day of July, 1998.


          Signature                                  Title
          ---------                                  -----


      /s/ Bruce Mason
--------------------------------
          Bruce Mason                  Chief Executive Officer and Director


    /s/ Donald L. Seeley
--------------------------------
        Donald L. Seeley               Executive Vice President, Chief
                                       Financial Officer (Principal
                                       Financial Officer)

      /s/  John J. Rezich
--------------------------------
           John J. Rezich              Vice President, Controller (Principal
                                       Accounting Officer)


               *
--------------------------------
      Richard S. Braddock              Director


               *
--------------------------------
     Donald M. Elliman, Jr.            Director


               *
--------------------------------
        W. Grant Gregory               Director


               *
--------------------------------
      Leo-Arthur Kelmenson             Director


               *
--------------------------------
        Richard P. Mayer               Director


               *
--------------------------------
       Michael E. Murphy               Director

               *
--------------------------------
    Charles D. Peebler, Jr.             Director


               *
--------------------------------
        J. Brendan Ryan                 Director


               *
--------------------------------
      Stephen T. Vehslage               Director



*By:  /s/ Theodore J. Theophilos
      --------------------------
        Theodore J. Theophilos
         as Attorney-in-Fact

                               INDEX TO EXHIBITS


Exhibit No.    Description of Document


    4.1 Registrant's Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to Registrant's Form 10-K for the year ended December 31, 1994)

    4.2 Certificate of Ownership and Merger changing Registrant's name to True North Communications Inc. (incorporated by reference to Exhibit (3)(i) to Registrant's Current Report on Form 8-K filed December 9, 1994).

    4.3 Certificate of Correction to Correct a Certain Error in the Restated Certificate of Incorporation, filed in Delaware on December 3, 1996 (incorporated by reference to Exhibit 10.2 to Registrant's Current Report on Form 8-K dated June 10, 1997).

    4.4 Registrant's Bylaws, as restated March 4, 1998 (incorporated by reference to Exhibit 4.4 to Registrant's Post-Effective Amendment No. 1 on Form S-8 dated March 17, 1998 to Registrant's Registration Statement on Form S-4, filed November 26, 1997 (File No. 333-41189)).

    4.5 Certificate of Increase of Shares Designated as Series A Junior Participating Preferred Stock, filed in Delaware on December 3, 1997 (incorporated by reference to Exhibit 4.5 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

    4.6 Certificate of Amendment of Restated Certificate of Incorporation, filed in Delaware on December 30, 1997 (incorporated by reference to Exhibit 4.6 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997).

    4.7 Rights Agreement dated as of November 16, 1988 between Registrant and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 1 to Registrant's Registration Statement on Form 8-A under the Securities Exchange Act of 1934 filed on November 18, 1988).

    5.1 Opinion of Suzanne E. Sutkowski, Vice President, Assistant General Counsel of Registrant.

   23.1        Consent of Arthur Andersen LLP, independent public accountants.

   23.2 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

   23.3 Consent of Suzanne E. Sutkowski, Vice President, Assistant General Counsel of Registrant (included in Exhibit 5.1).

   24.1        Power of Attorney.